UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): September 7, 2005


                        AMERICAN TECHNOLOGIES GROUP, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)

------------------------- ------------------------------- ----------------------
        Nevada                       0-23268                    95-4307525
------------------------- ------------------------------- ----------------------
     (State or other         (Commission File Number)        (IRS Employer
    jurisdiction of                                        Identification No.)
     incorporation)
------------------------- ------------------------------- ----------------------

       P.O. Box 90, Monrovia, California                       91016
   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (626) 357-5000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement;
Item 2.01         Completion of Acquisition or Disposition of Assets;
Item 2.03         Creation of a Direct Financial Obligation;
Item 3.02         Unregistered Sales of Equity Securities;
Item 5.01         Changes in Control of Registrant; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
                  Principal Officers

North Texas Acquisition

      On September 7, 2005, American Technologies Group, Inc. (the "Company"), through its wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), a Delaware corporation, entered into a Share Purchase Agreement (the "Agreement") with the shareholders (the "North Texas Shareholders") of North Texas Steel Company, Inc. ("North Texas"), a Texas corporation. Under the terms of the agreement, Omaha acquired 100% of the common stock of North Texas in exchange for the payment of an aggregate of $11,000,000 (the "Purchase Price"). North Texas, as more fully described below, is engaged in the business of steel fabrication and is based in Fort Worth, Texas. The Company completed the acquisition of North Texas on September 7, 2005. The Purchase Price was paid as follows:

      o     $9,150,000 was paid to the North Texas Shareholders;

      o $1,350,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Pension Plan Joint Account Agreement dated September 7, 2005 (the "Pension Plan Agreement"); and

      o $500,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Indemnity Joint Account Agreement dated September 7, 2005 (the "Indemnity Agreement").

      Each of the North Texas Shareholders, in connection with the acquisition, have entered into standard non-compete/non-solicitation arrangements.

      Pursuant to the Pension Plan Agreement, $1,350,000 (the "Pension Funds") was deposited into an account, to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Pensions funds are to be used to make payments to cover deficiencies within the North Texas Pension Plan (the "Plan"). At any time, Omaha may cause the Plan to be terminated. Upon dissolution, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and, the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. At any time after July 30, 2006, the representative of North Texas, may request that Omaha cause North Texas to terminate the Plan within 60 days. If Omaha causes the Plan to be terminated within 60 days, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. If Omaha does not cause the Plan to be terminated within 60 days, the Pension Funds shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders.

      Pursuant to the Indemnity Agreement, $500,000 (the "Indemnity Funds") was deposited into an account to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Indemnity Funds shall be disbursed to Omaha or any other indemnified party upon the final determination of any covered claim payable. On the following dates the funds shall be distributed to the North Texas Shareholders as follows:


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

      o On January 30, 2007, all Indemnity Funds in excess of $300,000 shall be disbursed to the North Texas Shareholders;

      o On July 30, 2007, all Indemnity Funds in excess of $200,000 shall be disbursed to the North Texas Shareholders;

      o On July 30, 2008, all Indemnity Funds in excess of $100,000 shall be disbursed to the North Texas Shareholders; and

      o On July 30, 2009, all Indemnity Funds remaining shall be disbursed to the North Texas Shareholders.

Financings

Laurus Financings

      Concurrently with the closing of the acquisition of North Texas, the Company entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

      o A secured convertible minimum borrowing note with a principal amount of $3,000,000;

      o     A secured revolving note with a principal amount not to exceed
            $7,000,000;

      o A secured convertible term note A with a principal amount of $3,000,000;

      o A secured convertible term note B with a principal amount of $2,000,000;

      o A common stock purchase warrant to purchase 859,534,884 shares of common stock of the Company, at a purchase price of $.0033 per share, exercisable until September 6, 2012; and

      o An option to purchase 3,102,000,000 shares of common stock of the Company, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Company is permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company's obligations under all notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Omaha and North Texas. The minimum borrowing notes, the secured revolving notes and the secured convertible term note A mature on September 6, 2008. Annual interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 8.25%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock. Interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is payable monthly in arrears on the first day of each month, commencing on October 1, 2005.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on September 7, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the secured convertible minimum borrowing note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.00111, subject to adjustment as described below.

      The principal amount of the secured convertible term note A is repayable at the rate of $50,000 per month together with accrued but unpaid interest, commencing on January 1, 2006, which such principal payment increases to $98,275 on April 1, 2006. The monthly amounts shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the prepayment date (the "Laurus Trading Volume Limit"). In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the secured convertible term note A, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note B is repayable in full on March 6, 2007. Interest on the secured convertible term note B accrues at the rate of 12% during the first year outstanding and 18% thereafter until maturity. On the maturity date, all principal and interest shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the Laurus Trading Volume Limit. In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note B may be redeemed by the Company in cash by paying the holder 100% of the principal amount, plus accrued interest. The holder of the secured convertible term note B may require the Company to convert all or a portion of the secured convertible term note B, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.00111.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company which such restriction shall automatically become null and void following notice to the Company upon occurrence of an event of default under the agreements with Laurus or upon 75 days prior notice to the Company.

      The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by October 21, 2005, or declared effective by January 7, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      The Company may prepay the notes held by Laurus. In addition, the Company has granted Laurus a security interest in substantially all of the Company's assets and its subsidiaries' assets. Further, Laurus has a first lien on North Texas' property located at 412 West Bolt Street, Fort Worth Texas and 4410 Marsalis Street, Forth Worth, Texas and Laurus has obtained a first lien on real property owned by Patricia and Charles Matteson located at 160 Rose Hill Road, Southport, Connecticut in connection with the secured convertible term note B.

      The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.75% of the total maximum funds borrowed under the Company's agreements with Laurus.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, the Company entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"), (ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock of the Company (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock of the Company (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      Each of the securities issued to GSSF and GMF are convertible into shares of Series E Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series E Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Gryphon Notes bear interest at 12%, mature one year from the date of issuance, and are convertible into the Company's common stock, at Gryphon's option, at a conversion price of $.00111. Based on this conversion price, the Gryphon Notes in the amount of $500,000 excluding interest, are convertible, upon the Company increasing its authorized shares of common stock, into 450,450,450 shares of the Company's common stock. On the maturity date of the Gryphon Notes, the Gryphon Notes shall automatically convert into shares of common stock in the event that the average market price for the five days preceding the maturity date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the maturity date (the "Trading Volume Limit"). In the event that the conversion exceeds the Trading Volume Limit, then Gryphon will only be required to convert the portion of the Gryphon Notes up to the Trading Volume Limit and the Company will be required to pay off the remaining balance.

      The Company may prepay the Gryphon Notes. In addition, the Company has granted Gryphon a security interest in substantially all of the Company's assets as well as registration rights. Gryphon's rights to any security interest are subordinated to that of Laurus Master Fund, Ltd.

      The Gryphon Warrants are exercisable from the date of issuance through February 28, 2007 at an exercise price of $0.00111 per share. The Gryphon Options are exercisable at an exercise price of $.00001 per share.

      Gryphon has contractually agreed to restrict their ability to convert or exercise the Gryphon Notes, the Gryphon Warrants and Gryphon Options and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      As of the date hereof, the Company is obligated on $500,000 in face amount of Gryphon Notes issued to Gryphon. The Gryphon Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

      The Gryphon Notes, the Gryphon Warrants and Gryphon Options were offered and sold to Gryphon in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. GSSF and GMF are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each shares of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that the Company has increased its authorized shares of common stock to 15,000,000,000. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

      The shares of Series E Preferred Stock were offered and sold to Nite in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Nite is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock of the Company. Further, Dr. Gary Fromm agreed to forgive debt owed to him by the Company in the amount of $1,162,732 in consideration of the Company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of the Company to Dr. Fromm.

      The shares of common stock issued to the Existing Debt Holders and Dr. Fromm were issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Existing Debt Holders and Dr. Fromm are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Fromm Consulting Agreement

      On September 6, 2005, the Company entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

Luther Consulting Agreement

      In connection with the closing of the acquisition of North Texas, the Company entered into a consulting agreement with Luther Capital Management, Inc. ("Luther Capital") Pursuant to the consulting agreement, in consideration for providing valuable services to the Company in connection with the acquisition of North Texas, the Company has agreed to issue Luther Capital and its designees, an aggregate of 1,268,245,476 shares (the "Luther Shares") of common stock of the Company. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation increasing its authorized shares of common stock. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.

      The shares of common stock to be issued and sold to Luther Capital are to be issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Luther Capital is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Description of Business of North Texas

Overview

      North Texas is an AISC (American Institute of Steel Construction) Certified structural steel fabrication company based in Fort Worth, Texas. North Texas is certified by AISC to have the personnel, organization, experience, capability and commitment meeting the requirements of Conventional Steel Building Structures, Complex Steel Building Structures, Simple Steel Bridges and Major Steel Bridges categories as set forth in the AISC Certification Program. North Texas provides fabrication and detailing of structural steel components for commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges. Customers are general construction contractors who are building projects for owners, developers and government agencies.

      The trade of steel fabrication is closely connected with both construction and industrial trades in the pre-fabricating of frames, plates, girders and chutes to be used later in the assembly or erection process. The work is conducted primarily indoors, in small fabricating shops or large factories. A structural steel fabricator works from drawings and sketches to perform the following functions to both ferrous and non-ferrous metals:

      o     Lay out steel for cutting

      o     Burn the metal

      o Saw, cut, shear and punch holes in metal using drills and other power tools

      o     Shape, form and straighten metal with the use of heat and flame

      o     Fit and ream metal to specifications

      o     Rivet, bolt and grind metal

      o     Weld, with both electric arc and oxyacetylene welding equipment

      o     Prepare, prime and paint structural pieces and plates of steel.

      North Texas' customers are general contractors who build large commercial buildings and other structures requiring precision-engineered components. Projects developed by North Texas include commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges.

      Past North Texas projects include The American Airlines Center, DFW Airport Expansion, Dallas Convention Center Expansion, the sky boxes (suites) in the Texas Stadium, the bridges over the 1-35/1-20 Interchange in Fort Worth, Texas and the People Mover at DFW Airport. Current projects in 2004 and 2005 include The BNSF Railway Bridge, Radio Shack Corporate Headquarters, Pilgrim's Pride Headquarters and Neiman Marcus-San Antonio.

      North Texas sells to large general contractors. The North Texas customer list includes most of the leading contractors in northern Texas such as Austin Commercial, Inc., Thomas S. Byrne, Inc and Hensel Phe1ps. North Texas also works closely over the years with engineering firms such as Carter Burgess, Inc., HKS, Inc. and Freese & Nichols.

      North Texas considers its current general market area to be Texas and the four contiguous states of New Mexico, Oklahoma, Arkansas and Louisiana. North Texas' focus has generally focused on the Fort Worth area, due to the positive dynamics of the Dallas-Fort Worth metropolitan area and North Texas' very close relationships with the leading contractors in the area, the Company's focus is naturally is in its own backyard.

      North Texas owns 17.8 acres of land in an industrial area that is transitioning to retail and residential.

History of North Texas

      North Texas was originally founded in 1923 as North Texas Iron and Steel. The operation had hand-operated cranes, a gasoline engine powered circular hoist and a monorail through the storage area. After several profitable years, the business closed in 1943 and was liquidated. It reopened about a year later as North Texas Steel Company at its present site on Bolt Street in Fort Worth. In 1965, North Texas acquired Worth Steel Company at 4410 Marsalis Street in Fort Worth. Worth Steel was operated as a separate entity for several years and was later merged into North Texas.

Operations/Processes

      North Texas pursues potential customer projects on both a bid and negotiated basis. In either case, North Texas is invited by the general contractor for the project to present its proposal. North Texas' management believes that it is reputation for fabricating complex structures and delivering projects on time is the key to being a contender for new projects in its market area.

      The production capacity of North Texas depends on the complexity and mix of projects coming through the plant. Generally speaking, North Texas can produce approximately 12,000 tons of production output per year. Typically, projects of 1,000 tons or less are completed within 12 months whereas larger, more complex projects may take considerably longer. Pricing is typically "lump sum, firm" and includes transportation to the job site and erection, which is performed by an erection subcontractor.

Industry and Market

      The structural steel fabrication industry is made up of many well-established, often family run, businesses whose practice is to concentrate on specialized segments of the industry, i.e. commercial, industrial, bridges, etc. While some of the companies do business throughout the United States, and a few export, the most common market approach is to focus on a geographical area of about 500 miles radius of their plant facility. Production capacity and certifications play an all-important role in the size and nature of projects that are pursued by a fabricator. The health of the general economy, the level of commercial building activity and the general economic growth of the region drive demand for structural steel components.

      North Texas is currently in the process of obtaining a license in Arizona and management feels that the western states hold opportunities for expansion, as does the export market. While North Texas does not currently pursue the industrial market, this segment represents another avenue for growth.

Employees

      Currently, there are 95 full-time employees of which 24 are salaried, 5 hourly draftsmen and 66 hourly shop personnel. North Texas' employees are not represented by a union.

      Employment has ranged from 85 to 115 during the past decade. Organization charts in the Exhibits Section show the reporting structure. The key managerial people and their ages, length of services with North Texas, industry experience and education is shown below. The structure below is set forth on a post-closing basis. Further information is provided on several individuals.

Purchasing/Gross Profit Margin

      Procurement of materials and outside services is an integral component of our business as structural steel fabricator as:

      o     raw materials represent approximately 25% of sales

      o miscellaneous materials (stairwell, handrails, etc) account for about 9-10% of sales

      o     erection, using sub-contract erectors, represents about 20-25% and

      o     sub-contract detailing represents about 4-5% of sales.

      Along with freight costs and miscellaneous job expenses, cost of sales - materials represents approximately 60-65% of sales.

      Direct structural production labor, along with payroll taxes, health and workers compensation insurance, represents about 7% of sales; direct engineering production labor represents about 3% of sales. Allocated indirect production costs account for about 15% of sales. The total for cost of sales (direct and indirect costs) ranges from 87% to 89% of sales resulting in a gross profit range of 11% to 13%.

Competition

      North Texas competes with a number of structural steel fabricators in its market. Notable among these are the following:

Company                           Location                Specialty
-------                           --------                ---------
W & W Steel Company               Oklahoma City, OK       Buildings

AFCO Steel (owned by
  W & W)                          Little Rock, AR         Bridges, buildings

Central Texas Iron Works
  (part of Herrick Corp)          Waco, TX                Industrial

Hirschfeld Steel Company          San Angelo, TX          Bridges, buildings,
                                                          Industrial

Cives  Steel Company              Roswell, GA             Buildings, industrial


Facilities

      North Texas' two facility locations encompass 169,000 square feet of plant and office space on 17.8 acres in Fort Worth, Texas. All real estate is owned by North Texas.

         The two locations are

         412 West Bolt Street -     Land area: 6.35 acres
                                    Office Bldg.: 5,121 sq. ft.
                                    Shop Bldg.: 114,342 sq. ft.

         4410 Marsalis Street -     Land area: 11.45 acres
                                    Office Bldg.: 4,375 sq. ft.
                                    Shop Bldg.: 45,270 sq. ft.

Legal Proceedings

      We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

Employment/Consulting Agreements

      The Company entered a consulting agreement with our Chief Executive Officer, Dr. Gary Fromm. The terms of the Dr. Fromm's consulting agreement are described above.

      On September 7, 2005, William N. Plamondon was appointed as a member of the Company's Board of Directors and as Assistant Secretary.

      William N. Plamondon, III, 57, serves as President and CEO of R.I. Heller & Co., LLC, a management consulting firm he founded in 1998. Mr. Plamondon is CEO of Protein Polymer Technologies, a public biotechnology research and development company, and has also served on their board since April 2005. Mr. Plamondon attended Seton Hall University

      Mr. Plamondon was on the Board of Directors of ANC Rental Corporation since June 2000 and, from October 2001 to October 2002, he served as its Chief Restructuring Officer. In October 2002, Mr. Plamondon assumed the roles of Chief Executive Officer and President taking the company through a bankruptcy resulting in a ss.363 sale. While with R.I. Heller, in December 2000, Mr. Plamondon became a senior advisor to E&Y Capital Advisors LLC. Prior to founding R.I. Heller, Mr. Plamondon served as President and Chief Executive Officer of First Merchants Acceptance Corporation, a nationwide financing company, from April 1997 until April 1998, and served as a director of First Merchants from March 1995 until April 1998. Mr. Plamondon was with Budget Rent-A-Car Corporation from 1978 until 1997. For the last five years at Budget he held the position of President and CEO.

      William N. Plamondon was on the Board of Directors of First Merchants Acceptance Corporation in April of 1997. The Board fired the CEO and asked Mr. Plamondon to step in first as co-CEO and then as CEO in May of 1997. The company filed for bankruptcy in July of 1997. Mr. Plamondon restructured the company and sold it through a ss.363 sale.

      The following are the officers of North Texas:

Name                     Age            Title
----                     ---            -----

Barry Ennis              58             Chief Executive Officer of North Texas

      Barry Ennis, age 58, has served as the Executive Vice President/General Maneger of North Texas since 1993. Mr. Ennis was appointed as the Chief Executive Officer of North Texas in September 2005.

Director Compensation

      As of the date hereof, the Company has not established a policy with respect to the compensation of members of the board of directors.

Risk Factors

We face intense competition from local, national and multinational manufacturers, which could materially and adversely affect our business initiatives.

      North Texas' steel fabrication product lines face competition in its main market of northern Texas as well as in the markets it intends to expand into. The steel fabrication markets in North America are highly competitive and require substantial capital outlays. We compete within these markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of northern Texas, certain competitors enjoy competitive advantages inherent to operating in their home territories.

      Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to successfully win bids, leading to severe downward pressure on fees for steel fabrication. The environment also remains very competitive from a pricing standpoint. Additional price discounting of steel fabrication contracts would result in lower than anticipated price realization.

Our sales growth is tied to global economic conditions and changes in interest rates could affect our projected revenue.

      We are exposed to market risk from changes in interest rates. A local, national and worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening steel fabrication sales. In general, higher than expected interest rates, reductions in government spending, higher taxes and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

We rely heavily on commodities in our steel fabrication and price fluctuations can have a material and adverse effect on our operations.

      We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, the cost of steel has recently increased. At this time, we are unable to predict the potential impact of rising steel costs on the cost of our products. In addition, at this time, we are unable to predict its ability, if any, to increase our bids on projects to cover such costs. We have established arrangements to manage the negotiations of commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. Our business is subject to environmental regulations, with which the failure to comply could result in substantial penalties. We are regulated by federal, state, and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could hurt our financial standing as well.

There Are a Large Number of Shares Underlying Our Convertible Notes, Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of September 12, 2005, we had approximately 809,013,796 shares of common stock issued and outstanding and we have obligations pursuant to convertible notes, options, warrants and other arrangements which could require the issuance of approximately 14,000,000,000 additional shares of common stock to Laurus, GSSF, GMF and others. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and options, have been granted registration rights. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Preferred Stock and Exercise of Outstanding Warrants and Options Held by Laurus, GSSF, GMF and Nite May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

      The issuance of shares upon conversion of the convertible notes and shares of preferred stock and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus, GSSF, GMF and Nite may not convert their convertible notes or preferred stock and/or exercise their warrants or options if such conversion or exercise would cause them to beneficially owning more than 4.99% of our outstanding common stock, this restriction does not prevent Laurus, GSSF, GMF and Nite from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the Laurus, GSSF, GMF and Nite could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In September 2005, we entered into various agreements with Laurus GSSF and GMF for the sale of up to $12,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with interest, on a monthly basis over a two-year period, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 120%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, Laurus, GSSF and GMF Could Take Possession of all Our and Our Subsidiaries' Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property and Real Property.

      In connection with the security agreement we entered into in September 2005, we executed a stock pledge agreement in favor of Laurus, GSSF and GMF granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with Laurus, GSSF and GMF, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

General Overview

North Texas Steel Company, Inc. fabricates structural steel products under long term contracts with third parties in the Republic of Texas.

Critical Accounting Policies

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Revenue Recognition

      o     Allowance for doubtful accounts

Significant portions of North Texas' revenues are derived from construction and service projects. Revenues from fixed-price, cost-plus-fee, time and material and unit-price contracts are recognized using the percentage-of-completion method of accounting which recognizes income as work on a contract progresses. Recognition of revenues and profits generally are related to costs incurred in providing the services required under the contract. Earned revenue is the amount of cost incurred on the contract in the period plus the proportional amount of gross profit earned during the same period. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed. Direct contract costs include all direct labor, direct materials and some estimating costs and shop and equipment costs. General and administrative costs are charged to expense as incurred. Revenue from discontinued operations was recognized when persuasive evidence of an arrangement existed, the price was fixed, title had transferred, collection of resulting receivables was probable, no customer acceptance requirements existed and there were no remaining significant obligations.

Allowance For Doubtful Accounts

      We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of June 30, 2005 and 2004, we reserved $2,292 , respectively against our account receivables.

Comparison of the Year Ended June 30, 2005 to the Year Ended June 30, 2004

Results of Operations

Revenues

      For the year ended June 30, 2005 revenues were $ 29,185,489 as compared to $ 16,590,695 for the year ended June 30, 2004; an increase of $12,594,794. This increase in revenues resulted from North Texas bidding and successfully being awarded contracts in 2005. Approximately 50% of the increase revenues exceeded North Texas' manufacturing capacity and resulted in the need to subcontract the manufacturing with third parties.

Cost of Sales

      The cost of sales for the year ended June 30, 2005 were $26,597,464, or 91.1% of our sales as compared to $ 14,716,639, or 88.7% of our sales for the year ended June 30, 2004.

      This increase in cost of sales is primarily the result of the increased revenues that were subcontracted to third parties.

      The cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs.

Selling, General and Administrative Expenses

      For the year ended June 30, 2005, selling , general and administrative expenses were $2,209,245, or 7.6 % of sales, as compared to $ 1,941,723, or 11.7% of sales for the year ended June 30, 2004. The increase in selling, general and administrative expenses of $267,522, or 13.8%, are attributable to additional office support staff and increased personnel costs.

      As a result of our recapitalization from a privately-held to publicly-held company, our future selling, general and administrative expenses will increase significantly as a result of complying with various federal and state regulatory filing requirements.

Liquidity and Capital Resources

      As of June 30, 2005, North Texas had working capital of $ 7,603,739 as compared to $7,267,669 as of June 30, 2004. As a result our net income of $335,283 , adjusted principally for depreciation of $ 201,884 , and an increase in accounts receivable of $1,960,056, and an increase $1,620,882 in accounts payable and accrued expenses, we generated cash flow of $ 142,193 in operating activities during the year ended June 30, 2005. We used $ 152,982 in cash to acquire equipment used in our business during the period. We paid cash dividends of $ 80,190 to shareholders during the year. We met our cash requirements during the year through internally generated funds and our cash on hand.

      As of June 30, 2005, we have $ 5,199,467 in cash and equivalents.

      While in prior periods, the Company has had sufficient cash on hand to meet its obligations , as a result of the recapitalization, the Company has raised funds to meet its future working capital and financing needs. As a result, additional financing will be required in order to meet our current and projected cash flow deficits from operations and development. Although the Company is seeking financing to support its working capital needs, the Company has no commitments or assurances that it will be successful in raising the funds required.

      The Company believes that it will be successful in meeting the working capital needs to fund the current level of operating activities, capital expenditures and debt and other obligations through the next 12 months. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to the Company, this could have a material adverse effect on the Company's business, results of operations liquidity and financial condition.

      If in the future, if we are not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, we may have to raise funds to continue our operations.

      Concurrent with the Company's recapitalization in September , 2005, the Company entered into a series of financing agreements, which are summarized as follows:

Laurus Financings

      Concurrently with the closing of the acquisition of North Texas, the Company entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

      o A secured convertible minimum borrowing note with a principal amount of $3,000,000;

      o     A secured revolving note with a principal amount not to exceed
            $7,000,000;

      o A secured convertible term note A with a principal amount of $3,000,000;

      o A secured convertible term note B with a principal amount of $2,000,000;

      o A common stock purchase warrant to purchase 859,534,884 shares of common stock of the Company, at a purchase price of $.0033 per share, exercisable until September 6, 2012; and

      o An option to purchase 3,102,000,000 shares of common stock of the Company, at a purchase price of $.00001 per share.

Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Company is permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. The Company must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. The Company's obligations under all notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Omaha and North Texas. The minimum borrowing notes, the secured revolving notes and the secured convertible term note A mature on September 6, 2008. Annual interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 8.25%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock. Interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is payable monthly in arrears on the first day of each month, commencing on October 1, 2005.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on September 7, 2008. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the secured convertible minimum borrowing note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.00111, subject to adjustment as described below.

      The principal amount of the secured convertible term note A is repayable at the rate of $50,000 per month together with accrued but unpaid interest, commencing on January 1, 2006, which such principal payment increases to $98,275 on April 1, 2006. The monthly amounts shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the prepayment date (the "Laurus Trading Volume Limit"). In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note A may be redeemed by the Company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the term note may require the Company to convert all or a portion of the secured convertible term note A, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note B is repayable in full on March 6, 2007. Interest on the secured convertible term note B accrues at the rate of 12% during the first year outstanding and 18% thereafter until maturity. On the maturity date, all principal and interest shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the Laurus Trading Volume Limit. In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and the Company will be required to pay off the remaining balance of the monthly amount. The secured convertible term note B may be redeemed by the Company in cash by paying the holder 100% of the principal amount, plus accrued interest. The holder of the secured convertible term note B may require the Company to convert all or a portion of the secured convertible term note B, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.00111.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company which such restriction shall automatically become null and void following notice to the Company upon occurrence of an event of default under the agreements with Laurus or upon 75 days prior notice to the Company.

      The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by October 21, 2005, or declared effective by January 7, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      The Company may prepay the notes held by Laurus. In addition, the Company has granted Laurus a security interest in substantially all of the Company's assets and its subsidiaries' assets. Further, Laurus has a first lien on North Texas' property located at 412 West Bolt Street, Fort Worth Texas and 4410 Marsalis Street, Forth Worth, Texas and Laurus has obtained a first lien on real property owned by Patricia and Charles Matteson located at 160 Rose Hill Road, Southport, Connecticut in connection with the secured convertible term note B.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, the Company entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"), (ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock of the Company (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock of the Company (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      Each of the securities issued to GSSF and GMF are convertible into shares of Series E Preferred Stock until such time that the Company amends its certificate of incorporation to increase its authorized shares of common stock to 15,000,000,000 and the shares of Series E Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Gryphon Notes bear interest at 12%, mature one year from the date of issuance, and are convertible into the Company's common stock, at Gryphon's option, at a conversion price of $.00111. Based on this conversion price, the Gryphon Notes in the amount of $500,000 excluding interest, are convertible, upon the Company increasing its authorized shares of common stock, into 450,450,450 shares of the Company's common stock. On the maturity date of the Gryphon Notes, the Gryphon Notes shall automatically convert into shares of common stock in the event that the average market price for the five days preceding the maturity date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the maturity date (the "Trading Volume Limit"). In the event that the conversion exceeds the Trading Volume Limit, then Gryphon will only be required to convert the portion of the Gryphon Notes up to the Trading Volume Limit and the Company will be required to pay off the remaining balance.

      The Company may prepay the Gryphon Notes. In addition, the Company has granted Gryphon a security interest in substantially all of the Company's assets as well as registration rights. Gryphon's rights to any security interest are subordinated to that of Laurus Master Fund, Ltd.

      The Gryphon Warrants are exercisable from the date of issuance through February 28, 2007 at an exercise price of $0.00111 per share. The Gryphon Options are exercisable at an exercise price of $.00001 per share.

      Gryphon has contractually agreed to restrict their ability to convert or exercise the Gryphon Notes, the Gryphon Warrants and Gryphon Options and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

         In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5") and Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 0027"), the Company shall recognize an imbedded beneficial conversion feature present in the Laurus and Gryphon financings, along with the values attributed to the warrants issued . The Company will allocate a portion of the proceeds equal to the intrinsic value of that feature and the warrants to additional paid-in capital. The Company will recognize and measure an aggregate of $ 12,500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. The debt discount attributed to the beneficial conversion feature will amortized over the Convertible Notes' maturity period (12 to 30 months) as interest expense, approximating $1,250,000 per quarter.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each shares of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that the Company has increased its authorized shares of common stock to 15,000,000,000. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock of the Company. Further, Dr. Gary Fromm agreed to forgive debt owed to him by the Company in the amount of $1,162,732 in consideration of the Company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of the Company to Dr. Fromm.

Off- Balance Sheet Arrangements

      The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation

      The effect of inflation on the Company's revenue and operating results was not significant. The Company's operations are located in North America and there are no seasonal aspects that would have a material effect on the Company's financial condition or results of operations.

Recent Accounting Pronouncements

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

FAS 129-1. In April 2004, the FASB issued FASB Staff Position (FSP) 129-1, "Disclosure Requirements under SFAS 129, "Disclosure of Information about Capital Structure," Relating to Contingently Convertible Securities." The FSP interprets how the disclosure provisions of SFAS 129 apply to contingently convertible securities and their potentially dilutive effect on earnings per share. The Company is in a loss position for the three and nine months ended October 2, 2004, therefore, adoption of this FSP did not have a material effect on the Company's financial position, results of operations, or cash flows.

EITF 04-08. In September 2004, the Emerging Issues Task Force issued EITF 04-08 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share." EITF 04-08 requires companies to include in diluted earnings per share, on the if-converted method, any shares of our common stock into which debt of the Company may be converted, regardless of whether the conversion threshold has been met. The Company adopted this standard as of September 2004. The Company has reported per share losses for all periods contained in this report. Since inclusion of additional shares would be anti-dilutive, no change to the Company's historical results is required, therefore, adoption of this EITF did not have a material effect on the Company's financial position, results of operations, or cash flows.

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of September 15, 2005 concerning the ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each of our directors, and (iii) all of our directors and executive officers as a group:

-----------------------------------------  -------------------------------  -----------------
Name and address                           Amount and Nature of Beneficial  Percent of Class
                                           Ownership
-----------------------------------------  -------------------------------  -----------------
Dr. Gary Fromm(1)(2)                                           369,618,546             44.5%

-----------------------------------------  -------------------------------  -----------------
William N. Plamondon (1)(2)                                            -0-             0.00%

-----------------------------------------  -------------------------------  -----------------
Barry Ennis(4)                                                         -0-             0.00%

-----------------------------------------  -------------------------------  -----------------
The Keshet Fund LP                                             176,903,638             21.3%
825 Third Avenue, 14th Floor
New York, New York 10022

-----------------------------------------  -------------------------------  -----------------
Keshet, L.P.                                                   124,569,068             15.0%
825 Third Avenue, 14th Floor
New York, New York 10022

-----------------------------------------  -------------------------------  -----------------

-----------------------------------------  -------------------------------  -----------------
All officers and directors as a group                          369,618,546             44.5%
-----------------------------------------  -------------------------------  -----------------

(1)   Executive officer and/or director of the Company.

(2) The address of this person is c/o American Technologies Group, Inc., P.O. Box 90, Monrovia, CA 91016.

(3)   Based on 831,322,014 shares of common stock outstanding.

(4)   Chief Executive Officer of North Texas Steel Company, Inc.


                             EXECUTIVE COMPENSATION


                                  ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                  -------------------                       ----------------------
                                                                                           Number of
                                                        Bonus and        Restricted        Securities
Name and                Year Ended                     Other Annual     Stock Award(s)     Underlying           All Other
Principal Position          (1)       Salary ($)     Compensation ($)        ($)         Options/SARs (#)     Compensation ($)
------------------        ------      ----------     ----------------   -------------    ----------------     ----------------

Dr. Gary Fromm             2004        $      0            --                --                 --                   --
  Chairman and CEO         2003        $      0            --                --                 --                   --
  of the Company           2002        $      0            --                --                 --                   --

Janet Judd                 2004        $126,350            --                --                 --                   --
  Chairman and CEO         2003        $126,350            --                --                 --                   --
  of North Texas           2002        $166,589            --                --                 --                   --

Robert Judd                2004        $122,274            --                --                 --                   --
  President                2003        $122,253            --                --                 --                   --
  of North Texas           2002        $157,398            --                --                 --                   --

Barry Ennis                2004        $106,115            --                --                 --                   --
  Executive VP             2003        $102,073            --                --                 --                   --
  of the North Texas       2002        $141,444            --                --                 --                   --

(1) The information presented is for the years ended July 31 for executive officers of American Technologies Group, Inc. and June 30 for executive officers of North Texas Steel Company, Inc.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock, "ATEG," trades in the over-the-counter bulletin board

              PERIOD                                   HIGH BID       LOW BID
-----------------------------------                   ----------     ----------

November 1, 2002 - January 31, 2003                   $   0.0469     $   0.0156

February 1, 2003 - April 30, 2003                     $   0.0156     $   0.001

May 1, 2003 - July 31, 2003                           $   0.0150     $   0.004

August 1, 2003 - October 31, 2003                     $   0.0100     $   0.000

November 1, 2003 - January 31, 2004                   $   0.0100     $   0.000

February 1, 2004 - April 30, 2004                     $   0.0300     $   0.000

May 1, 2004 - July 31, 2004                           $   0.0100     $   0.000

August 1, 2004 - October 31, 2004                     $   0.0166     $   0.0033

November 1, 2004 - January 31, 2005                   $   0.0100     $   0.010

February 1, 2005 - April 30, 2005                     $   0.0100     $   0.010

May 1, 2005 - July 31, 2005                           $   0.0100     $   0.010

HOLDERS

We have only one class of common equity, the common stock.

DIVIDENDS

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. We currently intend to retain future earnings, if any, to fund its operations and development and do not anticipate paying dividends in the foreseeable future.


                            Description of Securities

      Our authorized capital consists of 1,000,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, the Company had 809,013,796 shares of common stock outstanding. With respect to the preferred stock, 10,000,000 shares of Series A, 500,000 shares of Series B, 2,000 shares of Series C, 900,000 shares of Series D, 25,000 shares of Series E and 900,000 shares of Series F are authorized and designated of which 378,061 shares of Series A and 1,500 shares of Series E preferred stock are issued and outstanding.

      Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

      Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

                  Changes in and Disagreements with Accountants

      Pursuant to a resignation letter dated May 23, 2005, Corbin & Company, LLP (the "Former Accountant") resigned as the auditors for the Company. The resignation letter was received by the Company on May 31, 2005. On June 6, 2005, the Company engaged De Joya Griffith & Company, LLC (the "New Accountant"), as its independent certified public accountant. The Company's decision to engage the New Accountant was approved by its Board of Directors on June 6, 2005.

      The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and all subsequent interim periods, except that the Former Accountant's opinion in its report on the Company's financial statements expressed substantial doubt with respect to the Company's ability to continue as a going concern for the last two fiscal years.

      During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

      During the Company's two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

      The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

      The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter was attached as Exhibit
16.1 to this Form 8-K filed with the Securities and Exchange Commission on June 10, 2005.


                 Certain Relationships and Related Transactions

      Dr. Gary Fromm entered into the following transaction with the Company or parties related to the Company:

      o In connection with the closing of the North Texas acquisition, the Existing Debt Holders, converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock of the Company. Further, Dr. Gary Fromm agreed to forgive debt owed to him by the Company in the amount of $1,162,732 in consideration of the Company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of the Company to Dr. Fromm.

      o On September 6, 2005, the Company entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

      o In connection with the closing of the acquisition of North Texas, the Company entered into a consulting agreement with Luther Capital. Pursuant to the consulting agreement, in consideration for providing valuable services to the Company in connection with the acquisition of North Texas, the Company has agreed to issue Luther Capital and its designees the Luther Shares. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation increasing its authorized shares of common stock. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.


                    Indemnification of Directors and Officers

      The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

      Audited Financial Statement for the year ended June 30, 2005 and 2004 for North Texas Steel Company, Inc. are attached hereto (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 13, 2005)

(b) Pro forma financial information.

      Pro Forma financial statements (Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 13, 2005)

(c)  Exhibits

Item 9.01         Financial Statements and Exhibits

Exhibit No.       Description
-----------       -----------

4.1               Security Agreement dated as of September 7, 2005 (the "Security Agreement"), by and among Laurus Master
                  Fund, Ltd. ("Laurus"), American Technologies Group, Inc. (the "Company"), North Texas Steel Company,
                  Inc. ("North Texas") and Omaha Holdings Corp. ("Omaha"), together with the Company, the "Companies") (1)

4.2               Secured Revolving Note dated as of September 7, 2005 made by the Companies in favor of Laurus in the original principal amount of $7,000,000 (1)

4.3               Secured Convertible Minimum Borrowing Note dated September 7, 2005 made by Companies in favor of Laurus
                  (1)

4.4               Secured Convertible Term Note A dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $3,000,000 (1)

4.5               Secured Convertible Term Note B dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $2,000,000 (1)

4.6               Registration Rights Agreement dated as of September 7, 2005 by and between the Company and Laurus (1)

4.7               Warrant dated as of September 7, 2005 made to purchase 859,534,884 shares of the Company's common stock in favor of Laurus (1)

4.8               Option dated September 7, 2005 by and between the Company and Laurus to purchase up to 3,102,000 shares of common stock (1)

4.9               Stock Pledge Agreement dated September 7, 2005 by and between the Company and Laurus (1)

4.10              Intellectual Property Security Agreement dated September 7, 2005 among the Companies and Laurus (1)

4.11              Intentionally left blank.

4.12              Funds Escrow Agreement dated September 7, 2005 by and among Companies, Laurus and Loeb & Loeb LLP (1)

4.13              Side letter agreement dated September 7, 2005 by and among the Companies and Laurus (1)

4.14              Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the
                  Company (1)

 4.15             Security Agreement dated as of September 7, 2005 by and among Gryphon Master Fund L.P. ("GMF") and the
                  Companies (1)

4.16              Secured Convertible Term Note dated as of September 7, 2005 made by Companies in favor of GMF (1)

Exhibit No.       Description
-----------       -----------

4.17              Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GMF (1)

4.18              Warrant dated as of September 7, 2005 made in favor of GMF (1)

4.19              Option dated September 7, 2005 made in favor GMF (1)

4.20              Side letter agreement dated as of September 7, 2005 by and among the Companies and GMF (1)

4.21              Security Agreement dated as of September 7, 2005 by and among Gryphon Master Fund L.P. ("GSSF") and the
                  Companies (1)

4.22              Secured Convertible Term Note dated as of September 7, 2005 made by Companies in favor of GSSF (1)

4.23              Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GSSF (1)

4.24              Warrants dated as of September 7, 2005 made in favor of GSSF (1)

4.25              Options dated September 7, 2005 made in favor GSSF (1)

4.26              Side letter agreement dated as of September 7, 2005 by and among the Companies and GSSF (1)

4.27              Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of the
                  Company (the "Series F Certificate") (1)

4.28              Subscription Agreement dated of the date hereof by an between the Company and Nite (1)

4.29              Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the
                  Company (the "Series E Certificate")  (1)

10.1              Subscription and Representation Agreement as of September 7, 2005 by and among the Company and
                  Omaha (1)

10.2              Securities Purchase Agreement as of September 7, 2005 by and among Omaha and the shareholders of North
                  Texas(1)

10.3              Pension Plan Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas(1)

10.4              Indemnity Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas(1)

10.5              Consulting Agreement entered by and between the Company and Dr. Gary Fromm (1)

10.6              Consulting Agreement entered by and between the Company and Luther Capital Management, Inc. (1)

 ------------------------
(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 13, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN TECHNOLOGIES GROUP, INC.



Date:  September 15, 2005                /s/ Dr. Gary Fromm
                                         ------------------
                                         Dr. Gary Fromm,
                                         Chief Executive Officer